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                                   FIRST AMENDMENT
                                        TO THE
                            ZEBRA TECHNOLOGIES CORPORATION
                           PROFIT SHARING AND SAVINGS PLAN


       THIS AMENDMENT made and entered into the ____ day of ____________________, 1993, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

       WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

       WHEREAS, the Employer desires to further amend the Plan to comply with
Section 401(a)(31) of the Internal Revenue Code of 1986, as amended; and

       WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan;

       NOW, THEREFORE, the Employer hereby amends the Plan as follows:

                                           I.

       Article VII of the Plan is hereby amended by the addition of following subsection at the end thereof:

       7.12   ROLLOVER DISTRIBUTIONS

              (a) For distributions made on or after January 1, 1993 and notwithstanding any provision of the Plan to the contrary, that would otherwise limit a "Distributee's" election hereunder, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover."

              (b) For purposes of this Section, the terms set forth below shall have the following meanings:

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                     (i)    "Eligible Rollover Distribution" means any
distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                     (ii) "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                     (iii) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                     (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                         II.

       Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.


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       IN WITNESS WHEREOF, this FIRST AMENDMENT has been executed by the
Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.


                                                 EMPLOYER:

ATTEST:                                          ZEBRA TECHNOLOGIES CORPORATION



By:
   ---------------------------------------       -----------------------------
       Its Secretary                             Its President


                                                 TRUSTEES:



                                                 -----------------------------
                                                 EDWARD KAPLAN


                                                 -----------------------------
                                                 GERHARD CLESS


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